Exhibit 5.1

Mitchell Silberberg & Knupp LLP

A Law Partnership Including Professional Corporations

July 6, 2015

Uni-Pixel, Inc.
8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381

Gentlemen:

We have acted as counsel to Uni-Pixel, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 4,159,891 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company consisting of (i) 1,867,252 shares issuable upon conversion of $15,000,000 in principal amount of senior secured convertible notes and interest thereon issued to the selling stockholders in a private placement on April 16, 2015 (the “Notes”), (ii) 425,387 out of a total of 1,151,121 shares of Common Stock issuable upon exercise of warrants the Company issued in conjunction with the sale of the Notes (the “Warrants”), and (iii) 1,867,252 shares of Common Stock required to be registered under the terms of the securities purchase agreement and registration rights agreement executed in connection with the sale of the Notes and Warrants (collectively, the “Agreements”).  We refer to the shares of Common Stock issuable upon conversion of the Notes, the exercise of the Warrants, and the additional shares registered pursuant to the Agreements as the “Underlying Shares.”

The Registration Statement also relates to the proposed offer and sale from time to time by the Company, of (i) shares of Common Stock, (ii) shares of its preferred stock, $0.001 par value (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Equity Warrants”), and (iv) units comprised of one or more of Common Stock, Preferred, Stock, and Equity Warrants in any combination (the “Units”) with an aggregate offering price of up to $75,000,000, (the Common Stock, Preferred Stock, Equity Warrants and Units are each referred to herein as a “Security,” and collectively as the “Securities”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Each series of Preferred Stock is to be issued from time to time under the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), and one or more certificates of designation (each, a “Certificate of Designation”) to be approved by the Board of Directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with applicable law.  The Common Stock is to be issued under the Certificate of Incorporation.  The Warrants are to be issued under a warrant agreement in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”).  The Units may be issued under one or more related unit agreements (each, a “Unit Agreement”), in each case by and between the Company and any agent named therein.  The Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities, as well as the proceeding related to the issuance of the Underlying Shares. We have also examined the Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           Securities.

a.           With respect to any Preferred Stock, upon (i) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (ii) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (iii) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, as applicable, and (iv) in the case of Preferred Stock issuable in exchange for or upon conversion of other Preferred Stock or upon the exercise of Warrants, or Units, completion of the actions in respect of such other Preferred Stock, Warrants, and Units referred to in subparagraphs c or d hereof, or in this subparagraph a (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable.

b.           With respect to any Common Stock, upon (i) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (ii) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (iii) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or upon the exercise of Warrants or Units completion of the actions in respect of such Preferred Stock, Warrants, and Units referred to in subparagraphs a, c, or d hereof (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable.

c.           With respect to any Warrants, upon (i) the due authorization, execution and delivery of the Warrant Agreements pursuant to which such Warrants are to be issued, (ii) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Warrants, (iii) the due authorization, execution and delivery of such Warrants against payment therefor in accordance with the terms of such Warrants, and (iv) the due authentication of such Warrants pursuant to such Warrant Agreements, such Warrants will be legally issued, valid and binding obligations of the Company.

d.           With respect to any Units, upon (i) the due authorization, execution and delivery of the Unit Agreements pursuant to which such Units are to be issued, (ii) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Units, (iii) the due authorization, execution and delivery of such Unit Agreement against payment therefor in accordance with the terms of such Units, and (iv) the Securities underlying such Units have been deposited with the applicable units agent, such Units will be legally issued, valid and binding obligations of the Company.

2.           Underlying Shares.  The Underlying Shares have been duly and validly authorized for issuance and

a.           as to those Underlying Shares that the Company has issued, such Underlying Shares have been issued in accordance with the respective terms of the Notes as described in the Registration Statement and are legally issued, fully paid and non-assessable; and

b.           as to those Underlying Shares that have not yet been issued, if and when such Underlying Shares are issued, provided they are issued in accordance with the respective terms of the Notes and the Warrants as described in the Registration Statement, they will be legally issued, fully paid and non-assessable.
This opinion is opining upon and is limited to the current federal laws of the United States and the Delaware General Corporation Law as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.  This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP